EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. for the registration of 1,000,000 shares of its Common Stock.


                              /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 23, 2006